UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 28, 2005

SKY PETROLEUM, INC

(Exact name of registrant as specified in charter)

NEVADA	333-99455	32-0027992
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

108 Wild Basin Road
Austin, Texas	78746
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code: (780) 443-3014

SEASIDE EXPLORATION, INC.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

On March 31, 2005, Christine Szymarek, the Registrant's majority stockholder, sold 14,000,000 (post 4:1) forward split) shares of the Registrant's common stock owned by Ms. Szymarek to Daniel Meyer for $7,000 in cash. The shares sold by Ms. Szymarek to Mr. Meyer represent approximately 54% of the Registrant's issued and outstanding shares of common stock.

Mr. Meyer used his personal funds for the purchase of the shares from Ms. Szymarek.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On March 28, 2004, the Registrant's board of directors and majority stockholder approved an amendment to the Registrant's Articles of Incorporation, attached hereto as Exhibit 3(i)(a); changing the Registrant's name from Seaside Exploration, Inc. to Sky Petroleum, Inc. and changing the Registrant's authorized capitalization from 100,000,000 shares of common stock, $0.001 par value per share, to 150,000,000 shares of common stock.

Section 8 - Other Events

Stock Split

On March 28, 2005, the Registrant's board of directors approved a four for one forward stock-split of the Registrant's issued and outstanding shares of common stock. The forward stock-split increased the Registrant's number of common shares outstanding from 6,500,000 to approximately 26,000,000.

OTC:BB Symbol Change

On March 28, 2005, in conjunction with the name change to Sky Petroleum, the Registrant applied for a symbol change with the OTC:BB. As of the date of this filing the symbol has not been changed.

Press Release

On April 1, 2005, the Registrant issued a press release announcing the name change to Sky Petroleum, Inc.. A copy of the press release is attached hereto as Exhibit 99.

Section 9 - Financial Statements and Exhibits

EXHIBITS

Ex-3(i)(a)i      Amended and Restated Articles of Incorporation changing the Registrant's name to Sky Petroleum, Inc.

Ex-99             Press Release dated April 1, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SKY PETROLEUM, INC.

By: /s Daniel Meyer

Daniel Meyer, President

Date: April 1, 2005